EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-62038 on Form S-3 and No’s 333-102974 and 333-58508 on Form S-8 of Nara Bancorp, Inc. of our report dated March 15, 2004 (which report express an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle), appearing in this Annual Report on Form 10-K/A of Nara Bancorp, Inc. and Subsidiaries for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Los Angeles, California
April 5, 2004